Exhibit 3.31
ARTICLES OF ORGANIZATION
OF
SCH DISPOSAL, L.L.C.
     I, the undersigned natural person of the age of eighteen (18) years or more, acting as organizer of a limited liability company under the Texas Limited Liability Company Act (the “Act”), do hereby adopt the following Articles of Organization for such company:
ARTICLE 1. NAME
     The name of the limited liability company is SCH Disposal, L.L.C. (the “Company”).
ARTICLE 2. DURATION
     The period of duration of the Company shall be fifty (50) years from the filing of these Articles by the State of Texas.
ARTICLE 3. PURPOSE
     The purpose of which the Company is organized is the transaction of any and al lawful business for which a limited liability company may be organized under the Act.
ARTICLE 4. PRINCIPAL PLACE OF BUSINESS: REGISTERED AGENT
     The address of the Company’s principal place of business in Texas is 101 Mississippi, Big Lake, Texas 76932.
     The address of the Company’s registered agent for service of process in Texas is 101 Mississippi, Big Lake, Texas 76932; the name of the Company’s initial registered agent is CLYDE SANDEL.
ARTICLE 5. MANAGEMENT
     The Company will have four managers, and the name and address of each person who is to serve as manager until the first meeting of the members or until their successor or successors are duly elected are:

FRANK SANDEL	P.O. Box 923
Big Lake, Texas 76932

CARLA HELMS	P.O. Box 7
Big Lake, Texas 76932

CLYDE HELMS	P.O. Box 7
Big Lake, Texas 76932

ALFRED CLAYTON	P.O. Box 7
Big Lake, Texas 76932
ARTICLE 6. LIMITATION OF LIABILITY
     Pursuant to Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act, as amended, no manager of the Company shall be liable, personally or otherwise, in any way to the Company or its members for monetary damages caused in any way by an act or omission occurring in the manager’s capacity as a manager of the Company, except as otherwise expressly provided by Article 1302.7.06-B, as amended.
ARTICLE 7. ORGANIZER
     The name and address of the organizer of the Company who, by signature hereto, disclaims any and all interest in the Company, is:
Curtis R. Swinson
8117 Preston Road, Suite 700
Dallas, Texas 75225-6306
     IN WITNESS WHEREOF, I HAVE HEREUNTO SET MY HAND THIS 30th DAY OF OCTOBER, 1998.

/s/ Curtis R. Swinson
Curtis R. Swinson, Organizer